SHARE PURCHASE AGREEMENT
With Covenants

This Share Purchase Agreement ("Agreement"), effective as of June 28, 2021, among **Vector 21 Holdings, Inc.**, a Delaware corporation (the "Seller"), **MBF Ops**, Inc. and Tony Panasuk (the "Buyer"). This agreement supersedes any prior agreements or understandings.

W I T N E S S E T H:

A. WHEREAS, the Seller owns 1,000 restricted shares of common stock of **MBF Ops**, Inc. in the aggregate.

B. WHEREAS, Buyer wish to purchase an aggregate of 1,000 restricted shares of common stock of **MBF Ops**, Inc. (the "Purchase Shares"), and the Seller desires to sell the Purchase Shares to Buyer.

C. **MBF Ops**, Inc. is joining in this agreement to solely provide certain covenants, warranties, and representations.

NOW, THEREFORE, it is agreed among the parties as follows:

ARTICLE I

THE CONSIDERATION

1.1 Subject to the conditions set forth herein, Seller shall sell to Buyer and Buyer shall purchase an aggregate of 1,000 restricted shares of common stock of **MBF Ops**, Inc. from Seller. The purchase price for the shares to be paid by Seller to Buyer is $1,000 (the "Consideration"), paid herewith which is deemed full consideration for this Share Purchase Agreement.

CLOSING AND CONVEYANCE OF SHARES

1.2 The Purchase Shares shall be conveyed by Seller to Buyer with duly executed stock powers by depositing all of the Purchase shares with Escrow Agent for delivery to Buyer, upon receipt of the Consideration by Seller, and satisfaction of: (a) the conditions precedent in Article VI; and (b) procedures in Article V.

1.3 Closing hereunder shall be completed by delivery to escrow to Michael A. Littman, Esq. ("Escrow Agent") of the requisite closing documents, cash consideration and share certificates on or before June 30, 2021 at 5:00 p.m. MST ("Closing Date") subject to satisfaction of the terms and conditions set forth herein. Consideration may be delivered by Federal Express or wire transfers, and any closing documents may be delivered by facsimile, Federal Express or other appropriate means.

1.4 All parties agree that time is of the essence and agree that Closing Date shall occur upon the earlier of (a) May **15**, 2021 or that (b) the satisfaction of (i) the conditions precedent in Article VI; and (ii) procedures in Article V have been met and delivery of the Purchase Shares have been delivered to the Escrow Agent.

ARTICLE II

REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLER AS TO **MBF OPS, INC.**

Seller and **MBF Ops**, Inc. each hereby represent, warrant and covenant to Buyer as follows:

2.1 **MBF Ops**, Inc. is a corporation duly organized and validly existing under the laws of the State of Delaware, and in good standing with the Delaware Secretary of State ("DESOS"). The Articles of Incorporation and the minute books of **MBF Ops**, Inc., copies of which have been made available to Buyer, contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors, from the date of inception in Delaware.

2.2 (a) The authorized capital stock of **MBF Ops**, Inc. consists of 500 million common shares and 10 million shares of preferred stock shares of common stock, of which 1,000 shares of common stock (approximately) are issued and outstanding, and no shares of which are issued and outstanding. During period from inception, Seller has issued no options, warrants, or other rights to purchase, or subscribe to, or other securities convertible into or exchangeable for any shares of capital stock of **MBF Ops**, Inc., or contracts or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of **MBF Ops**, Inc.. Seller warrants that there are no options, warrants, rights, securities, convertible or exchangeable for any shares of capital stock of **MBF Ops**, Inc. or contracts or arrangements of any kind relating to the issuance sale or transfer of any capital stock or other equity securities of **MBF Ops**, Inc..

(b) The Seller owns the Purchase Shares that the Seller is conveying pursuant to this Agreement beneficially and of record, free and clear of any lien, pledge, security interest or other encumbrance, and, upon payment for the Purchase Shares as provided in this Agreement, the Buyer will acquire good and valid title to the Purchase Shares, free and clear of any lien, pledge, security interest or other encumbrance. None of the Purchase Shares are the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof except for this Agreement. The Seller has full right and authority to transfer such Purchase Shares pursuant to the terms of this Agreement.

3.2 **MBF Ops**, Inc. currently is a subsidiary of **Vector 21 Holdings, Inc.**, but no other outstanding shares of capital stock or other equity interests of any partnership, joint venture, trust, corporation, limited liability company or other entity are owned and, to the best of Seller's knowledge, there are no obligations of **MBF Ops**, Inc. to repurchase, redeem or otherwise

acquire any capital stock or equity interest of another entity, which have arisen or been contractually agreed upon during the term of inception, to present date. **Vector 21 Holdings, Inc.** has issued concurrently herewith a total of 50,000 shares (post-reverse split) of Stratus' common stock for capital for **MBF Ops**, Inc.

2.3 This Agreement has been duly authorized, validly executed and delivered on behalf of the Seller and **MBF Ops**, Inc. and is a valid and binding agreement and obligation of **MBF Ops**, Inc. and Seller enforceable against the parties in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and Seller and **MBF Ops**, Inc. have complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

2.4 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Seller or **MBF Ops**, Inc. will conflict with or result in a breach or violation of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over **MBF Ops**, Inc. or Seller.

3.6 The representations and warranties of **MBF Ops**, Inc. shall be true and correct as of the date hereof. Other than as contained in this Agreement, Seller makes no representations or warranties whatsoever to Buyer as to any matter relating to **MBF Ops**, Inc. finances, stock, debts, or any other obligations.

3.7 No representation or warranty by **MBF Ops**, Inc. or the Seller in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

3.8 The Buyer have not received any general solicitation or general advertising regarding the shares of Seller's common stock.

ARTICLE III

REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE BUYER

3.1 The Buyer understand that the Purchase Shares comprise restricted stock, which has not been registered with the Securities and Exchange Commission, any state securities agency or any foreign securities agency, and further, which has not been approved or disapproved by the Securities and Exchange Commission, any state securities agency or any foreign securities agency.

3.2 The Buyer are acquiring the Purchase Shares solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution within the

meaning of any federal securities act, state securities act or any other applicable federal or state laws

3.3 The Buyer understand the speculative nature and risks of investments associated with the Purchase Shares, and confirms that the Purchase Shares are suitable for and consistent with Buyer's investment program; that Buyer's financial position enables Buyer to bear the risks of this investment; and that there is no guarantee Buyer will be able to sell the Purchase Shares to another subsequent buyer.

3.4 Buyer affirm that Buyer will not transfer, encumber, sell, hypothecate, or otherwise dispose of the Purchase Shares in any way that will violate any federal and/or state securities laws.

3.5 Buyer have sufficient knowledge and experience in financial matters to evaluate the risks associated with Buyer's willing purchase of the Purchase Shares.

3.6 Buyer are not a member of, or an associate or affiliate of a member of the Financial Industry Regulatory Authority.

3.7 Buyer, and Buyer's agents, attorneys, and advisors have conducted their own due diligence on **MBF Ops**, Inc., its past history, and its current status. Buyer are buying the Purchase shares "as is," with no representations made by the Seller as to the affairs or viability of **MBF Ops**, Inc., or as to assets, liabilities, or outstanding securities of the Company, and Buyer, on behalf of Buyer and Buyer's successors in interest (if any), hereby acknowledges and agrees by his execution of this Share Purchase Agreement that Seller is making no representations in this regard, and Buyer covenant hereby, as a material inducement to Seller to enter into this Agreement, and sell the Purchase Share at the price hereunder, not to sue Seller or **MBF Ops**, Inc. for any implied representations, facts, or discoveries, express or implied which are not specifically warranted or represented in this document. Seller shall endeavor to correct any deficiencies in records or Board minutes.

ARTICLE IV

PROCEDURE FOR CLOSING

5.1 At the Closing Date, the purchase and sale shall be consummated after satisfaction of all conditions precedent set forth in Article VI, by Seller's restricted common stock certificates for the Purchase Shares being delivered, duly executed, for 1,000 restricted shares of common stock of **MBF Ops**, Inc.., and the delivery of the Consideration for Share Purchase to Escrow Agent from the Buyer, together with delivery of all other items, agreements, stock powers, warranties, and representations set forth in this Agreement.

ARTICLE VI

CONDITIONS PRECEDENT TO THE CONSUMMATION OF THE PURCHASE

The following are conditions precedent to the consummation of the Agreement on execution hereof or before the Closing Date, as may be applicable:

6.1 Seller and **MBF Ops**, Inc. shall have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Closing Date.

6.2 **MBF Ops'** Board of Directors shall have adopted and approved this Agreement and the actions herein required.

6.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

6.4 The representations and warranties made by Seller and **MBF Ops**, Inc. in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date, except to the extent that such representations and warranties may be untrue on and as of the Closing Date because of changes caused by transactions suggested or approved in writing by the Buyer.

ARTICLE VII

TERMINATION AND ABANDONMENT

7.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated at any time prior to or on the Closing Date:

(a) By mutual consent of parties;

(b) By Buyer, if any condition set forth in Article VI relating to the Seller or **MBF**

Ops, Inc. has not been met;

(c) By Seller or Buyer, if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the transactions contemplated hereby,

(d) By Buyer, if there is discovered any material error, misstatement or omission in the representations and warranties of Seller,

(e) By the Seller, if the Closing does not occur, through no failure to perform or act by Seller, on or before June 30, 2021, unless extended by Buyer upon the payment of an agreed amount as a credit against the purchase price by such date whereupon the closing shall be extended as agreed.

ARTICLE VIII

CONTINUING REPRESENTATIONS AND WARRANTIES AND COVENANTS

8.1 The respective representations, warranties, and covenants of the parties hereto and the covenants and agreements of the parties hereto shall survive after the closing under this Agreement in accordance with the terms thereof.

8.2 There are no representations whatsoever about any matter relating to SLS, Seller or any item contained in this Agreement, except as is contained in the express language of this Agreement.

8.3 Seller and its agents and attorneys shall have no liability whatsoever for any matter, omission or representation not specifically disclosed herein, and Buyer, as a specific inducement to Seller hereby releases Seller and his agents and attorneys and covenants not to sue Seller, his agents and attorneys, under any circumstances for any matter not specifically and expressly represented within this document.

ARTICLE IX

MISCELLANEOUS

9.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

9.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

9.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

9.4 This Agreement may not be amended except by written consent of both parties.

9.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, prepaid, addressed as follows:

To Seller: **Vector 21 Holdings, Inc.**

To Buyer: Tony Panasuk

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

9.6 At Closing, the officers and directors of **MBF Ops**, Inc. shall resign,

9.7 Limitation of Release. However, the releases given herein shall not extend to or be for the benefit of nonaffiliated Second parties, none of whom shall have any rights hereunder, including but not limited to rights as a third-party beneficiary.

9.8. No Release for Breach of This Agreement. Nothing contained herein shall release any party hereto from any claims arising from or relating to a breach of this Agreement.

9.9 Any Releases Valid Even if Additional or Different Facts. The Parties acknowledge they may discover facts which are additional to or different from those which they now know or believe to be true regarding the subject matter of this Agreement. Nonetheless, except as otherwise provided herein, it is the Parties' intent to fully and finally compromise and settle all claims which exist between them arising from or relating to the Employment Agreement referenced herein, and the matters listed herein. To effectuate that intention, the releases given herein shall remain full and complete releases, notwithstanding discovery of any additional or different facts by any party, at any time hereafter.

9.10 Further Assurances. The Parties agree to execute and deliver such documents and to perform such other acts, promptly upon request, as any other party hereto requests and which are, in the requesting party's reasonable judgment, necessary or appropriate to effectuate the purposes of this Agreement.

9.13 Adequate Consideration. This Agreement is fully supported by mutual full, fair, adequate and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and which considerations are contained in the provisions hereof in the individual paragraphs.

9.14 Headings. The headings contained in this Agreement are for convenience and reference purposes only and shall not in any way be construed as effecting the meaning or interpretation of the text of this Agreement.

9.15 Opportunity to Consult With Legal Counsel. The Parties acknowledge they have had a full and fair opportunity to consult with legal counsel of their own choosing throughout all negotiations which preceded the execution of this Agreement, and in connection with their execution of this Agreement.

9.16 Modified Only in Writing. This Agreement may only be modified by express written agreement of the Parties.

9.17 Severability. Every provision of this Agreement is intended to be severable. Accordingly, should any provision be declared illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such illegality, invalidity, or unenforceability shall not effect the remaining provisions, which shall remain fully valid, binding, and enforceable.

9.19 No Drafting Party. No party shall be deemed the "drafting party" of this Agreement. Consequently, this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against any party hereto.

9.20 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

9.21 Binding Agreement/Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, as well as their respective successors, representatives, and assigns.

9.22 Authority/Capacity/Entities. Each person signing this Agreement represents and warrants that he or she has complete authority and legal capacity to enter into this Agreement on behalf of the entity for which he or she is signing, and agrees to defend, indemnify, and hold harmless all other parties if that authority or capacity is challenged.

9.23 Knowing and Voluntary Agreement. The Parties represent they have read this Agreement, understand it, voluntarily agree to its terms, and sign it freely.

9.24 Counterparts/Fax Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Facsimile or electronically transmitted signatures shall be deemed effective as originals.

9.25 Parties to Bear Their Own Fees and Costs. Except as otherwise set forth in the Promissory Note document entered into concurrently herewith, the Parties shall each be responsible for and pay all of their own fees and costs, including but not limited to all attorneys' fees.

IN WITNESS WHEREOF, the parties have executed this Agreement.

BUYER

VECTOR 21 HOLDINGS, INC.,
A Delaware Corporation

By: ______________________
President

TONY PANASUK

____
June 28th, 2021

MBF Ops, Inc.,

By: ______________________
CEO